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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86788) pertaining to the Non-Employee Directors' Stock Option Plan, 1990 Stock Option Plan, 1994 Executive Officer Warrants and 1993 Non-Employee Director Stock Options Plan, and in the Registration Statement (Form S-8 No. 333-40009) pertaining to the Texas Meridian Resources Corporation 1995 Long-Term Incentive Plan, Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan, Cairn Energy USA, Inc. 1993 Stock Option Plan, As Amended, and Cairn Energy USA, Inc. Directors Stock Option Plan, As Amended, and in the Registration Statement (Form S-8 No. 333-83737) pertaining to the Meridian Resource Corporation Geoscientist Well Bonus Plan and the Meridian Resource Corporation Director Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-83735) pertaining to the Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan and the Texas Meridian Resources Corporation Director Stock Option Plan, and in the Registration Statement (Form S-3 No. 333-41940) pertaining to the registration of $100,000,000 of Debt Securities, Preferred Stock and Common Stock, and in the Registration Statement (Form S-3 No. 333-75414) pertaining to the resale by certain selling shareholders of 1,940,991 shares of Common Stock, and in the Registration Statement (Form S-3 No. 333-89620) pertaining to the registration of 14,073,684 shares of its Common Stock of our report dated April 8, 2003, except for Note 4, as to which the date is April 15, 2003, with respect to the consolidated financial statements of The Meridian Resource Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                         Ernst & Young LLP

Houston, Texas
March 11, 2004